UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

NTELOS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51798 (Commission File Number)	36-4573125 (IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On February 26, 2016, in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 10, 2015, by and among Shenandoah Telecommunications Company (“Shentel”), Gridiron Merger Sub, Inc. (“Merger Sub”) and NTELOS Holdings Corp. (“NTELOS” or “Company”) and in order to allow for an orderly progression to the closing of the transactions contemplated by the Merger Agreement, Shentel, Merger Sub and NTELOS mutually agreed to extend the Outside Date, as contemplated by the Merger Agreement, to June 28, 2016. The original Outside Date was
February 29, 2016.
As previously announced, the completion of the merger is subject to the satisfaction or waiver of certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of NTELOS’s common stock, (ii) the approval of the transaction by the Federal Communications Commission (the “FCC”) and applicable state public utility commissions, (iii) the provision of all required notices to applicable state public utility commissions, (iv) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (v) the absence of any proceeding, order or law enjoining or prohibiting the merger or the other transactions contemplated by the Merger Agreement, (vi) each party’s material performance of its obligations and compliance with its covenants, (vii) the accuracy of each party’s representations and warranties, subject to customary materiality qualifiers, (viii) the absence of a material adverse effect on the Company and (ix) the consummation of the transactions contemplated by the Master Agreement, dated as of August 10, 2015, between SprintCom, Inc. ("Sprint"), an affiliate of Sprint Corporation, and Shenandoah Personal Communications, LLC, a wholly-owned subsidiary of Shentel.
Many of these conditions have already been satisfied, including, without limitation, approval of the merger by the Company’s shareholders, approval by the requisite state regulatory agencies and expiration of the HSR Act waiting period, and other of these conditions will be satisfied at the closing. However, other conditions, including the condition related to FCC approval, have not yet been satisfied. The Company expects that all conditions will be satisfied by the new Outside Date. In addition, the Company expects the merger to close as soon as reasonably practical following the issuance of an order from the FCC approving the transaction.
A copy of the agreement extending the Outside Date is attached hereto as Exhibit 2.1 and incorporated herein by reference.
FORWARD-LOOKING STATEMENTS

This document may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature.

Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with the proposed acquisition by Shentel such as: (1) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between Shentel and Sprint, may not be satisfied and required regulatory approvals, including, without limitation, FCC approval, may not be obtained; (2) the merger may involve unexpected costs, liabilities or delays; (3) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (4) the effect of pendency of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) changes in the legal or regulatory environment; and (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.

Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Reports on Form 10-Q and all other reports filed thereafter, which are available on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Extension of Outside Date, dated February 26, 2016, by and among Shentel, Merger Sub, and NTELOS.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: February 26, 2016

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Extension of Outside Date, dated February 26, 2016, by and among Shentel, Merger Sub, and NTELOS.